Exhibit 99.1

INFORMATION STATEMENT

Spin-off of PuraMed BioScience Inc.

By Wind Energy America Inc.

Through the Distribution of

PuraMed BioScience Inc. Common Stock

We are sending you this Information Statement because we are spinning off our entire interest in our wholly owned subsidiary, PuraMed BioScience Inc., a Minnesota corporation (“PuraMed”). In this spin-off distribution (“Distribution”), holders of Wind Energy America Inc. (“WEA”), formerly Dotronix, Inc., will receive one share of PuraMed common stock for each five shares of WEA held by them as of the actual date of distribution (“Distribution Date”). The Distribution will be payable as a dividend as of the Distribution Date which we anticipate will be on or about August 15, 2007. This spin-off to our shareholders is on a pro rata basis.

The Effective Date of this spin-off is April 12, 2007, which is also the record date when shareholders of WEA are entitled to receive a copy of this Information Statement. After the Effective Date, WEA and PuraMed will operate separately, with their respective managements, businesses, assets and capital structures being completely independent from each other.

We believe that the Distribution generally will be tax-free to our shareholders for U.S. income tax purposes. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the applicability and effect of federal, state, local or foreign tax laws.

If you sell or transfer any of your WEA shares prior to or on the Distribution Date (anticipated on or about August 15, 2007), you will also be selling or transferring all related rights to receive PuraMed common shares from this spin-off. We encourage you to consult with your financial advisor regarding the specific implications of selling your WEA common stock prior to or on the Distribution Date.

You are not required or requested to vote or take any other action regarding this spin-off. We are sending you this Information Statement to inform you about the terms of the Distribution and the business and corporate structure of PuraMed. For any WEA shareholder desiring further information, you may call our corporate counsel, Robert O. Knutson at (952) 941-0908.

Neither the Securities and Exchange Commission nor any state securities regulators or agencies have approved or disapproved the PuraMed common stock to be issued pursuant to this spin-off distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING FOR A PROXY OR ANY OTHER INPUT FROM YOU, AND YOU ARE REQUESTED
NOT TO SEND US ANY DOCUMENT OR TAKE ANY ACTION REGARDING THIS SPIN-OFF OF PURAMED.
NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THIS TRANSACTION.

The date of this Information Statement is April 10, 2007.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On March 20, 2007 our Board of Directors approved the Distribution of our entire interest in PuraMed through a declaration of a dividend on WEA common stock consisting of 100% of the shares of PuraMed. On the Distribution Date for this spin-off, we will cause to be distributed all of the outstanding common shares of PuraMed to WEA shareholders as a dividend. We anticipate the Distribution Date to occur on or about August 15, 2007. You will not be required to pay any cash or other consideration for the PuraMed shares to be distributed to you if you hold WEA common stock on the Distribution Date, nor will you need to surrender or exchange your WEA shares to receive the dividend of PuraMed shares. The Distribution will not affect the number of, or the rights attaching to, your shares of WEA common stock. This spin-off to our shareholders is on a pro rata basis.

Effective Date of Spin-Off

The Effective Date of this spin-off is April 12, 2007. As of the Effective Date, the following matters shall transpire:

❖	all conditions of the Distribution Agreement between WEA and PuraMed shall have been completed or waived as set forth in the Distribution Agreement dated March 20, 2007;

❖

Russell Mitchell and James Higgins shall resign their executive officer and director positions with WEA and assume all officer and director positions with PuraMed; and no person shall be a director or officer of both companies;

❖	all assets and capital which comprise the consideration for the common shares of PuraMed owned by us shall be transferred and conveyed to PuraMed without any encumbrances thereon;

❖

WEA shall endorse over and transfer 100% ownership of PuraMed common stock to the Disbursement Agent for the benefit of WEA shareholders, which PuraMed common stock shall be held by the Disbursement Agent for later delivery to WEA shareholders on the Distribution Date; and;

❖	thereafter WEA and PuraMed shall operate separately, with their respective managements, businesses, assets and capital structures being completely independent from each other.

The assets required to be transferred to PuraMed by the Effective Date include working capital of $175,000 and all tangible and intangible assets and intellectual property related to PuraMed non-prescription products and their development and marketing.

We believe the foregoing provides you with the material terms of the Distribution Agreement between WEA and PuraMed. The entire agreement was filed with the SEC of Form 8-K on March 21, 2007, and can be readily accessed at the SEC website address of www.sec.gov.

This spin-off transaction of WEA only relates to our PuraMed products business and operations, and will have no effect upon our ownership or operations regarding our wind energy business or our involvement with and partial ownership of Grand Sierra Corporation.

The Number of PuraMed Shares You Will Receive

Provided you retain your WEA shares until the Distribution Date, you will receive one share of PuraMed common stock for each five shares of WEA common stock held by you on the Distribution Date. The shares of PuraMed common stock distributed to you will be fully paid and nonassessable and have no preemptive rights.

No fractional shares will be distributed incident to this spin-off, but rather any computation of fractional shares will be rounded up or down to the nearest whole share.

When and How You Will Receive the Dividend

We will pay the dividend on the Distribution Date, which we anticipate to be on or about August 15, 2007. At that time, our distribution agent will cause the PuraMed shares to be turned over to an independent transfer agent to be appointed by PuraMed, after which the transfer agent will promptly distribute all PuraMed common shares to WEA shareholders entitled to participate in the Distribution.

Registered Holders. If you are a registered holder of WEA common stock and hold your shares through a physical certificate, your PuraMed shares distributed to you in this spin-off will be registered in your name and a stock certificate will be sent to your record address with WEA.

“Street Name” Holders. Many WEA shareholders have their WEA common stock held in an account with a bank or brokerage firm. If that applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf, which is commonly known as being held in “street name.” Your shares held in “street name” will be registered in the name of your bank or broker, who in turn will credit your account with any shares of PuraMed that you are entitled to receive in the Distribution. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your “street name” PuraMed shares credited to your account.

Trading of WEA Stock Prior to Distribution Date

PuraMed must complete a registration statement filing with the SEC and obtain its effectiveness prior to being able to distribute PuraMed common stock from this spin-off. We anticipate this will take approximately four months. Accordingly, the actual distribution date when you are entitled to receive your PuraMed shares will not occur until on or about August 15, 2007.

If you sell or transfer your WEA common shares prior to the actual distribution date, you also will be selling all your rights to receive PuraMed shares in the future from this spin-off. You are encouraged to consult with your financial advisor regarding the specific implications of your selling WEA common stock prior to or on the Distribution Date.

Transferability of PuraMed Shares

Provided the PuraMed registration statement on Form 10-SB becomes effective after it is filed with the SEC, the PuraMed share in this Distribution will be freely transferable, except by persons who are affiliates of PuraMed who generally include its officers, directors and principal shareholders. Such affiliates will only be able to sell and transfer PuraMed shares after the Distribution either through an effective registration under the Securities Acts of 1933, as amended, or an exemption from such registration such as Rule 144.

Purpose of the Distribution

We believe the separation of WEA and PuraMed with operations and businesses completely independent from each other will benefit each of their businesses and corporate structures. The Distribution will allow WEA and PuraMed to achieve the following benefits:

❖	managements of WEA and PuraMed will each be able to focus more effectively on their respective businesses and improve their ability to recruit and retain management and independent directors;

❖	each company will be able to target their respective shareholder base more effectively regarding raising additional capital and entering into further business opportunities;

❖	there will be an improvement in capital allocation within each company; and

❖	each company will be able to undertake raising of additional financing more effectively by emphasizing their respective distinct business opportunities and projections.

Value of WEA and PuraMed After Distribution

It is possible that WEA common stock will trade at a lower value after the Distribution Date due to the loss of the right to receive PuraMed common stock on the Distribution Date. We cannot predict the effect, if any, that this spin-off will have on the trading value of WEA after the Distribution Date.

Since PuraMed common stock has never traded in a public market, we also cannot predict any value that PuraMed shares will trade at in any public market that arises after the Distribution Date. Moreover, there is no assurance a public market for PuraMed common stock will ever be established.

U.S. Federal Income Tax Consequences

Assuming you are a U.S. Holder of WEA common stock, we believe that for U.S. federal income tax purposes, the following applies:

❖	this is a tax-free distribution to the holder, who thus will not recognize any gain, income or loss as a result of the receipt of PuraMed shares in the Distribution;

❖	your holding period for PuraMed common stock received in the Distribution will include the period for which you held the related WEA common stock;

❖

your tax basis for PuraMed common stock from the Distribution will be determined by allocating a portion of your present basis in WEA shares to the distributed PuraMed shares and decreasing the present basis in your WEA shares by the same amount. We intend to provide you with information to make this computation by the Distribution Date or soon thereafter; and

❖	neither WEA or PuraMed will recognize any gain or loss due to this spin-off.

Your individual circumstances may affect the tax consequences of the Distribution other than the foregoing general description, and we do not provide any information regarding tax consequences of any applicable state, local or foreign tax laws. You are advised to consult your own tax advisor regarding any specific tax consequences to you from this spin-off distribution of PuraMed shares.

INFORMATION ABOUT PURAMED

Background

Prior to this spin-off, PuraMed was a wholly owned subsidiary of WEA (formerly Dotronix, Inc.). PuraMed was incorporated in Minnesota on May 9, 2006 to complete development of certain over-the-counter (OTC) non-prescription medicinal or healthcare products, including PuraMed Migraine, a migraine headache remedy, and PuraMed Sleep, a sleep inducing remedy for insomnia. Past development of these PuraMed OTC products was conducted by PuraMed’s two principal officers, Russell Mitchell and James Higgins.

PuraMed intends to enter the OTC medicine marketplace commercially by employing “direct consumer” marketing via print and TV ads and commercials followed by broad retail distribution through mass merchandisers, drug stores and food store chains. PuraMed is currently preparing its initial commercial launch of its two principal products, PuraMed Migraine and PuraMed Sleep.

The officers of PuraMed have extensive and lengthy experience in new product development of OTC non-prescription remedies and nutritional supplement products and their marketing rollouts. For example, their private company served as the master broker for launching Quigley Corp’s “Cold-Eeze” product for treatment of common colds, which within 18 months attained wholesale revenues exceeding $70 Million. PuraMed considers the long and successful professional involvement of its management team in this industry to be a keystone asset to draw upon in order to achieve the future growth and profitability necessary to satisfy PuraMed’s ambitious business plan.

PuraMed Migraine

PuraMed Migraine provides acute relief from migraine headaches, and it contains the herbs feverfew and ginger as ingredients. PuraMed believes its specific formulation of these herbs in this product is unique and proprietary, providing relief from migraine headaches in minutes. PuraMed believes it will succeed in capturing a material segment of the huge migraine headache relief market. Americans spend over $6 Billion annually on headache pain relievers, and over half of migraine headache sufferers rely exclusively on non-prescription OTC medications.

A leading study reports that about 32 million Americans suffer from chronic migraine headache with around 23 million of them having “severe migraine” conditions. Migraine headaches are a severe and disabling condition for millions, and the economic burden alone to the U.S. economy has been estimated to be in excess of $20 Billion annually.

PuraMed Migraine is effective, available as an OTC non-prescription remedy, free of significant side effects, and very affordable compared to expensive prescription migraine drugs based on chemical formulations.

PuraMed Sleep

PuraMed Sleep is a new class of OTC sleep aids without any known side effects, and contains a proprietary blend of natural ingredients including Valerian, St. John’s Wort, and Chamomile. Recent pharmacology studies have convincingly demonstrated the benefit of these ingredients to remedy insomnia and other sleep disorders. The sleep aid market generally features products based on chemical antihistamines, and accordingly PuraMed believes there is a wide open market opportunity for an effective natural alternative like its PuraMed Sleep.

Prescription medications for sleep disorders are somewhat addictive and often cause withdrawal symptoms and other side effects. Most OTC sleep aids utilize antihistamines as their active ingredient, which many times cause unpleasant after effects such as urinary retention, dry mouth, constipation and residual drowsiness.

PuraMed Sleep will be priced as a premium sleep aid product providing a projected gross margin to PuraMed of approximately 80%. This large margin leaves substantial room for ample introductory promotion, product allowances and number of other incentives necessary to achieve rapid market penetration and maximum long-term retail market share.

Like the market for migraine headache remedies, sleep aid products represent a huge segment of the overall healthcare products marketplace. Industry information indicates that over half of all adults in the U.S. suffer from sleep deprivation, with many of them experiencing persistent insomnia. The National Center on Sleep Disorders reports that there are as many as 70 million problem sleepers in the U.S., with many of them suffering from chronic sleep disorders. Insomnia also leads to other harmful medical conditions including anxiety, depression and even multiple physical ailments. An industry study states that the total cost of insomnia in the U.S. for treatment, loss of productivity, and insomnia-related accidents may exceed $100 Billion annually. PuraMed believes that insomnia is the second most frequent healthcare complaint after pain.

Future PuraMed Products

Following the spin-off, PuraMed also will own additional OTC healthcare products which have been developed by Russell Mitchell and James Higgins. PuraMed intends to launch these additional PuraMed products commercially over the next couple years after establishing a solid and ongoing market for PuraMed Migraine and PuraMed Sleep. These additional products are:

PuraMed Tension Headache. For the relief of common tension headaches that at some time occur to an estimated 90% of American adults. PuraMed’s remedy for relieving tension headaches features a unique formulation of St. John’s Wort with common aspirin.

PuraMed Leg Cramps. For the relief of problematic leg cramps associated with restless leg syndrome which affects a considerable segment of the population.

PuraMed Gastro/Intestinal. For relieving symptoms associated with nighttime reflux disease.

When introduced commercially, these additional PuraMed products will be packaged and branded similar to PuraMed Migraine and PuraMed Sleep. PuraMed will devote substantial efforts and resources toward gaining a favorable and consistent brand and packaging for all PuraMed products in order to make the products instantly recognizable to consumers on retail store shelves.

PuraMed also owns three more OTC non-prescription medications including a canker sore relief product, a cold sore relief product, and a smoking cessation aid. Currently, PuraMed does not have any plans to commence commercial sales and marketing of these products.

Sublingual Delivery System

All PuraMed OTC medications will be absorbed by the user through the use of under-the-tongue application know as “sublingual.” The use of these sublingual dispensers provides fast relief for whatever ailment or condition is being treated. Unlike the majority of pills and medications absorbed through the stomach directly, sublingual PuraMed products are placed and absorbed directly under the tongue, resulting in a simple and immediate application. Advantages of sublingual dispensing of drugs and medications include faster acting absorption for quick relief, improved efficacy, less stomach upset, and fewer side effects.

PuraMed has secured reliable contract manufacturers to produce and package PuraMed medications in easy-to-use sublingual dispensers, which contractors are experienced in the production of this specific type of dispenser. PuraMed believes that its benchmark use of sublingual dispensers will distinguish its products favorably in comparison to most competing OTC products now in the marketplace.

Regulation of PuraMed Products

Unlike prescription drugs or medications, OTC non-prescription healthcare remedies such as PuraMed products do not require FDA approval prior to entering the market. They are nonetheless subject to substantial FDA and other federal regulations governing their use, labeling, advertising, manufacturing and ingredients. PuraMed believes that its current and proposed development, formulation, marketing and other practices and procedures will comply fully with all governmental regulations applicable to PuraMed products.

Business Structure

PuraMed will function primarily as a development, marketing and sales organization. Product manufacturing, packaging, product fulfillment and other operations will be outsourced to experienced and reliable third parties through contracts controlled by PuraMed. PuraMed believes this structure will reduce significantly the development stage costs and development time related to launching each PuraMed product commercially.

Product Manufacturing

Production and packaging of PuraMed products will be outsourced to various contract manufacturers known by PuraMed’s management from prior substantial business and contract dealings. Due to the business and contacts developed by PuraMed management over the past years with leading contract manufacturers, PuraMed is convinced it can obtain professional and timely production, packaging and delivery of all PuraMed products.

Sales and Marketing

PuraMed intends to launch its initial (headache and sleep) remedies commercially through the following three-phase process:

Phase One Rollout: Direct Response. A series of print advertisements will be published nationally in secondary market newspapers, which initial ads will allow PuraMed to test and refine our advertising message. After refining this initial advertising and identifying primary customer bases, PuraMed will create and have broadcasted television infomercials as well as standard TV commercials. PuraMed will also employ website and toll-free telephone access in conjunction with its print and TV direct response campaigns. PuraMed anticipates beginning its Phase One Rollout by the summer of 2007.

Phase Two Rollout: Retail Drugstores. PuraMed expects to develop substantial product sales and a defined customer base from its direct response marketing phase by the fourth quarter of 2007. It will then begin marketing through approximately 18,000 retail drugstores already targeted by PuraMed, including Walgreens, Rite Aid, CVS and others. Due to PuraMed’s management having extensive and good relationships with targeted retail outlets for PuraMed products, PuraMed believes it has the ability to place its products on the shelf in all its targeted retail outlets.

Phase Three Rollout: Further Retail Outlets. A few months after beginning the Phase Two Rollout, PuraMed will launch Phase Three which will consist of placing PuraMed products in a further approximately 21,000 targeted retail outlets including mass merchandisers such as Wal-Mart and Target, food store chains such as SuperValu, Kroger and Safeway, and additional well-known regional drugstores.

PuraMed has selected its targeted retailers according to various material criteria, including willingness to accept free product for slotting and trade promotion, a strong relationship with an existing broker servicing PuraMed, geography and demographics.

After achieving initial distribution networks for PuraMed products, PuraMed will initiate a comprehensive and ongoing promotional campaign directed toward consumer groups it has identified from its product rollouts.

Intellectual Property

PuraMed will own or assert proprietary intellectual property related to its various products, including trademarks, formulation technology, ingredients and drug delivery procedures or methods. The future growth and success of PuraMed will depend in large part upon its ability to protect its trademarks, trade names and trade secrets. In addition to applying for certain product patents, PuraMed will rely upon trade secrets, proprietary know-how, and continuing development and innovation to compete in its OTC marketplace. Although no claims or threats of product or patent infringement have arisen regarding PuraMed or its products, there is no assurance PuraMed will be able to protect its intellectual property effectively, and any failure to do so would be harmful to PuraMed.

Competition

The OTC non-prescription healthcare market in which PuraMed is engaged is intensely competitive, including CNS, Quigley, Matrixx, and many large drug manufacturers. Virtually all competitors to PuraMed have substantially greater financial, personnel, development, marketing and other resources than those possessed by PuraMed, which places PuraMed at a definite competitive disadvantage. Main competitors of PuraMed will have substantially larger sales volumes than PuraMed expects to realize, and also greater business diversification in most cases. PuraMed also must compete with numerous small companies selling products into the same marketing channels targeted by PuraMed. PuraMed also expects to encounter additional competitors emerging from time to time.

PuraMed believes that the principal competitive factors in its industry include quality and pricing of products, product effectiveness, customer preferences, brand awareness, and marketing and distribution networks. There is no assurance PuraMed will be able to compete successfully against current or future competitors or that the competitive pressures faced by PuraMed will not harm its business materially.

Employees and Facilities

PuraMed will have four employees after the spin-off effective date, including its two executive officers, an office administrator and a financial controller. PuraMed anticipates hiring one or more experienced marketing personnel to support the upcoming material launch of its initial products.

PuraMed operations are conducted from office and development spaces in suburban Wausau, Wisconsin provided to PuraMed by a private company owned by the management of PuraMed for which PuraMed will pay monthly rental of $1,025.

Plan of Operation and Liquidity

PuraMed’s current business strategy is to complete development and promotion of its initial OTC consumer healthcare products in order to commence their commercial retail introduction by 4th Quarter 2007 PuraMed’s primary goal is to achieve continual material growth of PuraMed product sales through numerous supermarket, food, drug store, and mass merchandiser retail outlets while at the same time promoting PuraMed brand awareness to realize substantial profitability as soon as possible. To implement this strategy, PuraMed intends to execute the following activities during the next twelve months:

Commercialize PuraMed Products – PuraMed’s primary focus for the remainder of calendar year 2007 will be to establish responsible outsourced production, packaging and fulfillment suppliers and reliable marketing channels in order to produce and market initial PuraMed products on a commercial scale. PuraMed has obtained all vendors, suppliers and subcontract third parties needed for its planned production, packaging and raw material, and will continue to identify and obtain alternate sources for PuraMed product inventories.

Expansion of Sales and Marketing Activities – PuraMed will continue to expand upon its marketing activities which have been focused toward obtaining a nationwide network of retail outlets and employing “direct to consumer” media advertising for its planned product sales, as well as promoting and building PuraMed brand awareness. PuraMed will participate in industry trade shows and similar events, and also will engage in substantial media advertising and direct sales media campaigns to attract and secure consumers for PuraMed products.

Continuation of Product Development – Besides its already developed products, PuraMed will complete development and testing of additional OTC non-prescription drugs and nutritional supplements to be commercially launched in the future as additional PuraMed products.

PuraMed anticipates spending approximately $2.5 Million over the next twelve months regardless of any amounts of revenues it generates from product sales during this period:

Sales and marketing expenses	$1,280,000
Purchase of product inventory, packaging and raw materials	600,000
Research and development activities	175,000
General and administrative expenses including rent, fixed overhead and management compensation	445,000

$2,500,000

PuraMed currently has only a small percentage of the funding needed to accomplish its business plan and support the foregoing projected expenses for the next 12 months. PuraMed intends to obtain the necessary capital primarily through sales of its common stock in private placements now being planned. There is no assurance, however, that PuraMed will succeed in raising additional capital as needed through equity sales or any other source. If PuraMed cannot obtain substantial additional working capital, it will be forced to curtail its planned business operations in large part or even discontinue its business operations. As of the April 12, 2007 effectiveness of the spin-off, PuraMed will only have funds to support its business operations until August 2007.

Management and Executive Compensation

After April 12, 2007 (the effective date of the spin-off), the management of PuraMed will be as follows:

Name of Person	Age	Position
Russell Mitchell	46	Chairman, Chief Executive Officer and Director
James Higgins	46	Chief Financial and Operating Officer and Director

RUSSELL MITCHELL was CEO/CFO of Dotronix, Inc. from April 2006 until the spin-off. From September 2002 until April 2005, he was the President of GelStat Corporation, a public company which developed and marketed OTC non-prescription medications. Mr. Mitchell also is a principal owner and President of Mitchell Health Marketing Alliance, Inc. (“Mitchell Health”) which he founded in 1994. Mitchell Health specializes in the marketing, product launch, and retail distribution of OTC non-prescription drugs and nutritional supplements, and has serviced over 48,000 retail locations nationwide. While establishing this large national retail sales network for Mitchell Health over the years, Mr. Mitchell has personally negotiated on an ongoing basis with key buyers and officers of the top 100 retail chains and wholesalers in the U.S.

In particular, Mr. Mitchell has been a pioneer in establishing and promoting the significance and market value of “clinical trials” to demonstrate the effectiveness of OTC non-prescription medications, and in incorporating favorable clinical trial data as a key driver in OTC product marketing.

JAMES HIGGINS was the Chief Operating Officer of Dotronix, Inc. from April 2006 until the spin-off. From September 2002 until April 2005 he was Executive Vice President of GelStat Corporation. Mr. Higgins also has been the Executive Vice President of Mitchell Health since 2000. Prior to that, for 15 years he was employed by AC Nielsen Co. where he was responsible for managing accounts for some of the largest national consumer product companies including Kraft Foods and Unilever. Mr. Higgins has over 20 years extensive experience in product development, manufacturing, retail distribution and logistics for many OTC healthcare and nutraceuticals products.

Upon the spin-off becoming effective on April 12, 2007, Mr. Mitchell and Mr. Higgins will no longer be employed in any capacity by WEA, and they will be the only directors and executive officers of PuraMed. Each of Messrs. Mitchell and Higgins will receive monthly compensation of $8,000 from PuraMed, although there are no formal employment agreements between PuraMed and any of its officers.

Significant Related Party Transaction

Effective immediately following the spin-off, Russell Mitchell and James Higgins, the principal officers of PuraMed will transfer to PuraMed all development and intellectual property rights for PuraMed products and any other non-prescription OTC products owned by them or their private company prior to the Effective Date of the spin-off. In consideration, PuraMed will issue each of Messrs. Mitchell and Higgins 1,221,000 shares of its common stock, a total of 2,442,000 shares. Upon completion of this transaction, PuraMed will have a total of 4,616,989 common shares issued and outstanding including all shares to be distributed incident to the spin-off.

PuraMed Pro Forma Financial Statement

Following is a pro forma balance sheet for PuraMed to reflect its financial condition after April 12, 2007, the Effective Date of the spin-off.

As of 4/12/07
ASSETS:

Current assets:
Cash	$172,245

Intellectual property:
PuraMed products from spin-off(1)	213,932
Trademark rights(1)	2,971
Capitalized development costs (2)	2,755
PuraMed products from Mitchell/Higgins(3)	122,100

TOTAL ASSETS	$514,003

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Liabilities	$-0-

Stockholders’ equity:

Common stock, 20,000,000 authorized shares, no par;
4,616,989 shares issued and outstanding	514,003

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$514,003

Footnotes

1)	These assets were transferred incident to the spin-off Distribution Agreement between WEA and PuraMed and were valued at the historical amounts carried on WEA’s Balance Sheet as of April 12, 2007.

2)

Represents development expenses incurred for product development by PuraMed subsequent to the date of the spin-off Distribution Agreement and accordingly credited to WEA as part of the $175,000 tendered to PuraMed under the terms of the spin-off. This amount most likely will be expensed by PuraMed when its first operating statement is prepared after the spin-off.

3)

Represents the value of product development and other proprietary intellectual property transferred to PuraMed by Messrs. Mitchell and Higgins based on $0.05 per common share. See “Significant Related Party Transaction.”

Forward-Looking Statements

This Information Statement contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933. Forward-looking statements typically contain words such as “may,” “will,” “anticipate,” “expect,” “intend,” “estimate,” or similar other words. Statements expressing expectations regarding PuraMed’s future business and prospects or projections PuraMed makes relating to products, sales, revenues and earnings are typical of these forward-looking statements.

All forward-looking statements are subject to the many risks and uncertainties inherent in attempting to predict future results and activities. PuraMed’s actual results may differ materially from those projected, stated or implied in PuraMed’s forward-looking statements as a result of many factors including, but not limited to, changes in the overall industry environment, customer and retail outlet acceptance of PuraMed products, effectiveness of PuraMed marketing and promotional activities, results of clinical product trials, failure to develop and commercialize new products, material delays in the introduction of products, government regulatory matters, competitive pressures, production and/or quality control problems, product liability matters, inability to raise sufficient working capital, general economic conditions, and the financial condition of PuraMed.

The forward-looking statements in this Information Statement relate only as of the date made by PuraMed and/or WEA herein, and no obligation is undertaken by WEA or PuraMed to update or revise any such statements to reflect new circumstances or unanticipated events as they occur, and you are urged to consider the many risk factors made PuraMed and WEA in this other reports which have been filed with the SEC.

PuraMed Contact Data

After the effectiveness of the spin-off, PuraMed’s corporate and operational address is 1326 Schofield Avenue, Schofield, WI 54476, its telephone number is (715) 359-6373, its FAX number is (715) 355-3093, and its website address is www.puramedbioscience.com.